UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 4, 2014

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2014, the Compensation Committee (the "Committee") of the Board of Directors of American Eagle Outfitters, Inc. (the "Company") determined to adjust the compensation of Mary M. Boland in conjunction with an expansion of her duties as Chief Financial and Administrative Officer.  Ms. Boland will receive an annual base salary of $775,000 and eligibility to receive an annual incentive cash bonus under the Company's 2005 Stock Award and Incentive Plan, as amended (the "2005 Plan") with a target incentive bonus of 80% of her base salary and a maximum incentive bonus of 160% of her base salary.  The 2005 Plan conditions the payment of the bonus on achievement of pre-determined objective performance goals set forth in writing established by the Committee.  Ms. Boland's equity compensation will be determined at a later date and, as appropriate, will be disclosed in a subsequent current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: February 10, 2014	By:	/s/ Charles P. Sandel
Charles P. Sandel
Senior Vice President and General Counsel